EXHIBIT 15.2


MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
Website:   www.ellisfoster.com
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of Amera Resources Corporation (the "Company") for the year ended December 31, 2004 and of our report dated April 22, 2005, relating to the consolidated financial statements, which appears in the 2004 Annual Report to Shareholders of the Company.




                                          /s/ MOORE STEPHENS ELLIS FOSTER LTD.

Vancouver, British Columbia                        Chartered Accountants
June 23, 2005









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MSEF  A partnership of incorporated professionals
      An independently owned and operated member of Moore Stephens North America Inc., A member of Moore Stephens International Limited
      - members in principal cities throughout the world

                                      F-26
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